UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 31, 2009

ORIENT PAPER, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52639	20-4158835
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Nansan Gongli, Nanhuan Road Xushui County, Baoding City Hebei Province, The People’s Republic of China 072550
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  011 - (86) 312-8605508

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 31, 2009, the Company, the Company’s Chief Executive Officer, Zhenyong Liu (“Liu”) and the Company’s subsidiary, Hebei Baoding Orient Paper Milling Company Limited (“HBOP”) entered into a Debt Assignment and Assumption Agreement (the “Agreement”).

Pursuant to the Agreement, the Company agreed to assume $4,000,000 of the total aggregate debt of RMB 41,970,716 (approximately, $6,131,761 as of June 30, 2009) (the “Debt”) owed by HBOP to Liu with immediate effect and shall for all intents and purposes, be henceforth the principal debtor to Liu for the Debt.

In consideration of such assignment of Debt to Company, Company has undertaken to repay Liu the Debt in accordance with the original terms of the Debt.

Item 3.02.	Unregistered Sales of Equity Securities.

Also on August 31, 2009, the Company and Liu agreed to convert the Debt into equity of the Company at $0.83033 per share. Accordingly, the Company issued to Liu a total of 4,817,362 restricted shares of common stock of the Company.

The Company has no obligation to register the shares issued in this transaction.  The securities issued in this transaction were issued in connection with a private placement exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the terms of Section 4(2) of that Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2009

ORIENT PAPER, INC.

By: /s/ Zhenyong Liu
Zhenyong Liu
Chief Executive Officer